Exhibit 10.76



                                                              PLAN DOCUMENT
                                                              -------------

                        RJR NABISCO HOLDINGS CORP.
                       1990 LONG TERM INCENTIVE PLAN
            (As Amended and Restated effective December 5, 1995)

1. Purpose of Plan
   ---------------

     The RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan (the "Plan") is designed:

     (a) to promote the long term financial interests and growth of RJR Nabisco Holdings Corp. and subsidiaries (the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

     (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2. Definitions
   -----------

     As used in the Plan, the following words shall have the following meanings:

     (a) "RJRN" means RJR Nabisco Holdings Corp.;

     (b) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock-Based Grant, or any combination of the foregoing;

     (c) "Grant Agreement" means an agreement between RJRN and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;


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     (d) "Board of Directors" means the Board of Directors of RJRN;

     (e) "Committee" means the Compensation Committee of the Board of Directors;

     (f) "Common Stock" or "Share" means common stock of RJRN which may be authorized but unissued, or issued and reacquired;

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

     (h) "Key Employee" means a person, including an officer, in the regular full-time employment of RJRN or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected, to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation;

     (i) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

     (j) "Participant" means a Key Employee, or other person having a unique relationship with RJRN or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of RJRN or one of its Subsidiaries may not be a Participant;

     (k) "Subsidiary" means any corporation other than RJRN in an unbroken chain of corporations beginning with RJRN if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3. Administration of Plan
   ----------------------

     (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it


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out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, RJRN, and the officers and directors of RJRN shall be entitled to rely upon the advise, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, RJRN and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by RJRN with respect to any such action, determination or interpretation.

4. Eligibility
   -----------

     The Committee may from time to time make Grants under the Plan to such Key Employees, or other persons having a unique relationship with RJRN or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of RJRN or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of RJRN.

5. Grants
   ------

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

     (a) Incentive Stock Options - These are stock options within the
         -----------------------
meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase


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Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of RJRN or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

     (b) Other Stock Options - These are options to purchase Common Stock
         -------------------
which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted, (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted, and (iii) may not be exercisable within 6 months of the date of Grant except in the event of death or disability of a Participant. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from RJRN or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by RJRN, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee. Notwithstanding the foregoing, the date that any holder of a stock option granted hereunder without related Stock Appreciation Rights becomes subject to the provisions of Section 16(b) of the Exchange Act, such individual's right to exercise such option pursuant to the preceding sentence may be converted into a Stock Appreciation Right having a base value equal to the exercise price of such option and exercisable during the same period as such option, except as provided by law and subject to any applicable guidelines of the Committee. To the extent any such Stock Appreciation Right is subsequently exercised, the related option will be cancelled.


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     (c) Stock Appreciation Rights - These are rights that on exercise
         -------------------------
entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an option under Paragraphs 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 15 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day of which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise. Except as provided in Paragraph 5(b) with respect to the conversion under certain circumstances of a right to exercise Other Stock Options into a Stock Appreciation Right, Stock Appreciation Rights will be granted for no consideration.

     (d) Restricted Stock - Restricted Stock is Common Stock delivered to a
         ----------------
Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the Fair Market Value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months.

     (e) Purchase Stock - Purchase Stock are shares of Common Stock offered
         --------------
to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of


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the Fair Market Value of the Common Stock on the date such shares of
Purchase Stock are offered.

     (f) Dividend Equivalent Rights - These are rights to receive cash
         --------------------------
payments from RJRN at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

     (g) performance Units - These are rights to receive at a specified
         -----------------
future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Corporation performance will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months.

     (h) Performance Shares - These are rights to receive at a specified
         ------------------
future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value for all days that the Common Stock is traded during the last forty-five
(45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on Corporation performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which Corporation performance will be measured. The factors will be based on Corporation performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

     (i) Other Stock-Based Grants - The Committee may make other Grants
         ------------------------
under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides


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for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6. Limitations and Conditions
   --------------------------

     (a) The number of Shares available for Grants under this Plan shall be 21 million shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 2 million shares. No more than 1% of the authorized Common Stock as of the effective date of the Plan may be granted as Incentive Stock Options as described in Paragraph 5(a). Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants.

     (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

     (c) RJRN shall not be obligated to deliver any Shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of the same class at the time are listed nor until there has been compliance with such laws or regulations as RJRN may deem applicable. RJRN shall use its best efforts to effect such listing and compliance. No fractional Shares shall be delivered.

     (d) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

     (e) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

     (f) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one


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Subsidiary or by both RJRN and a Subsidiary during the period for which the
Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

    (g) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

    (h) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of RJRN in respect of any Shares purchaseable in connection with any Grant unless and until certificates representing any such Shares have been issued by RJRN to such Participants.

    (i) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

    (j) Except to the extent otherwise provided in any other retirement or benefit plan, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of RJRN or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    (k) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of RJRN or any of its Subsidiaries, nor shall any assets of RJRN or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of RJRN's obligations under the Plan.


7. Transfers and Leaves of Absence
   -------------------------------

    For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period of separation from RJRN to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

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8.   ADJUSTMENTS
     -----------

     (a) In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

     (b) In the event of a Change of Control (as defined in paragraph 8(c) hereof):

         (i) Stock options granted pursuant to paragraphs 5(a) or 5(b) hereof shall become fully vested and exercisable; provided; however, that the Committee may elect to make a cash payment to Participants in cancellation of such options in such amount as the Committee in its sole discretion shall determine, which amount shall not be less than the product of (x) and (y), where
               (x) is the excess of the Fair Market Value on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being cancelled; and further provided that no stock option grant shall be exercised less than 6 months after the date it is granted, except as provided in paragraph 5(b);

         (ii) Stock Appreciation Rights granted pursuant to paragraph 5(c) hereof shall become fully vested and exercisable; provided; however, that no Stock Appreciation Right may be exercised less than 6 months after the date it is granted, except as provided in paragraph 5(c);

         (iii) Restricted Stock granted pursuant to paragraph 5(d) hereof shall have all restrictions removed; provided; however, that no restricted stock shall become freely transferable less than 6 months after the date it is granted;

         (iv) Performance Units granted pursuant to paragraph 5(g) hereof whose performance period ends after the date of the Change of Control shall become vested as to a percentage of performance units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the performance units shall be equal to the greater of the target value of the units or the value derived from the actual performance as of the date of the Change of Control;

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         (v)   Performance Shares granted pursuant to paragraph 5(h) hereof whose performance period ends after the date of the Change of Control shall become vested pro rata as to the number of performance shares granted equal to the number of months (including partial months) in the performance period before the date of Change of Control, divided by the total number of months in the performance period. The prorated number of shares derived from the preceding calculation shall be further adjusted by applying the higher of target or actual performance to the date of Change of Control;

         (vi) All remaining Executive Equity Program awards which have not been made on the date of Change of Control shall be made to the promissory note holder together with any tax gross-up to the grantee for any federal, state or local tax. Assuming that all previous awards and elective sales of pledged stock have been applied to reduce the promissory note loan balance, it is intended that any grant made as a result of a Change of Control shall fully extinguish the loan balance and satisfy the promissory note; and

         (vii) The Committee shall have authority to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided; however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

     (c) For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events or such later date as the Corporation may specify from time to time:

         (i) an individual, corporation, parmership, group, associate or other entity or "person", as such term is defined inn Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Acf'), other than Holdings or any employee benefit plans sponsored by Holdings or the Company, is or becomes the "beneficial owner" (as defined in Rule 13 d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Holdings' outstanding securities ordinarily having the fight to vote at elections of directors.

         (ii) individuals who constitute the Holdings Board on October 11, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Holdings'

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               shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Holdings in which such person is named as a nominee of Holdings for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
               Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Holdings Board, shall be, for purposes of this paragraph
               (ii), considered as though such person were a member of the Incumbent Board;

         (iii) the approval by the shareholders of Holdings of a plan or agreement providing (1) for a merger or consolidation of Holdings other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation, or (2) for a sale, exchange or other disposition of all or substantially all of the assets of Holdings. If any of the events enumerated in this paragraph (iii) occur, the Holdings Board shall determine the effective date of the Change of Control resulting therefrom for purposes of the Program.

9. Amendment and Termination
   -------------------------

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

     The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

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10.  Foreign Options and Rights
     --------------------------

     (a) The Committee may make Grants to Key Employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of Options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purposes of complying with the foreign tax laws.

     (b) The terms and conditions of Options granted under Paragraph 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan for the Key Employees identified in Paragraph 10(a); provided that the Committee may not grant such Options or Stock Appreciation Rights that do not comply with the limitations of Paragraph 6.

11.  Withholding Taxes
     -----------------

     The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option or Stock Appreciation Right, upon payment of Performance units or shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

12.  Effective Date and Termination Dates
     ------------------------------------

    The Plan shall be effective on and as of the date of its approval by the stockholders of RJRN and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 9.

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